 Exhibit 23.1

                                                  ROGOFF & COMPANY, P.C.
                                                  CERTIFIED PUBLIC
                                                  ACCOUNTANTS

                         Consent of Independent Auditors


We hereby consent to the use in this Amendment No. 2 of Registration of Securities by a Small-Business Issuer (Form SB-2) of our report dated February 26,2002 except for Note 6 and the last paragraph of Note 7 as to which the date is June 25, 2002 relating to the audited financial statements of MAC Worldwide, Inc. And Subsidiary as of and for the year ended December 31, 2001 which appear in such Form SB-2. We also consent to the reference to us under the headings "Experts" in Such Form SB-2.


/s/  Rogoff  &  Company,  P.C.

New  York,  New  York
December  6,  2002